Exhibit 4.2

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-8 (File No. 333-129218) filed with the United States Securities and Exchange Commission, as amended on December 15, 2005, January 20, 2006, February 28, 2006 and on or about May 29, 2006, to the incorporation by reference therein of our report dated February 28, 2006 relating to the consolidated financial statements, and the financial statement schedule of Inco Limited as at December 31, 2005, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as at December 31, 2005 which appears on page 143 of Inco Limited’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
May 29, 2006
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.